                                                                     Exhibit 2.1

*** Material has been omitted from this Exhibit 2.1 pursuant to a request for confidential treatment. The "***" indicates the omissions. The material has been filed with the Secretary of the Securities and Exchange Commission.


                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") entered into as of this the 15th day of March, 1999, by and between PREMIER GRAPHICS, INC., a Delaware corporation (the "Buyer") on the one hand and DAVID P. BORNHOEFT, (the "Selling Shareholder") on the other hand. The Buyer and the Selling Shareholder are referred to collectively herein as the "Parties."


                              W I T N E S S E T H:

     WHEREAS, Columbia Graphics Corporation, an Illinois corporation (the "Company") is engaged in the business of general commercial printing;

     WHEREAS, the Selling Shareholder owns all of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Selling Shareholder desires to sell his shares of the capital stock of the Company to the Buyer;

     WHEREAS, the Buyer desires to purchase all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

     NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

                                   Article 1.
                                  Definitions
                                  -----------

     "Accounts Receivable" has the meaning set forth in Section 4.10 below.
                                                        ------------

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, Orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, diminution in value, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code.

     "Agreement" has the meaning set forth in the preface above.

     "Applicable Contract" means any Contract existing as of or prior to the date of this Agreement (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or Liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "Applicable Laws" means all applicable federal, state, county and municipal laws, codes, plans, injunctions, judgments, Orders, decrees, rulings and charges thereunder and other governmental requirements, constitutions, ordinances, statutes, rules, regulations, Orders and administrative interpretations and pronouncements.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Disclosure Schedule" has the meaning set forth in the introductory paragraph of Article 5.
             ---------

     "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended.

     "Claim Notice" has the meaning set forth in Section 11.7(a) below.
                                                 ---------------

     "Cleanup" has the meaning set forth in subsection (c) of the definition of "Environmental, Health and Safety Liabilities" below.

     "Closing" has the meaning set forth in Section 2.3 below.
                                            -----------

     "Closing Date" has the meaning set forth in Section 2.3 below.
                                                 -----------

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Assignment of Stock Purchase Agreement" has the meaning set forth in Section 9.1(f) below.
         --------------

     "Company" has the meaning set forth in the first recital above.

     "Company Disclosure Schedule" has the meaning set forth in the introductory paragraph of Article 4.
             ---------

     "Company Share" means any share of the capital stock of the Company.

     "Consent" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including (a) the sale of the Company Shares by the Selling Shareholder to the Buyer; (b) the execution, delivery and performance of all agreements, certificates and other documents referred to in Article 9; (c) the
                                                            ---------
performance by the Buyer and the Selling Shareholder of their respective covenants and obligations under this Agreement and the agreements to be entered into in connection herewith; and (d) the Buyer's acquisition and ownership of the Company Shares and exercise of control over the Company.

     "Contingent Purchase Price" shall mean an amount equal to five (5) times the excess, if any, of (i) the EBITDA of the Company for the twelve (12) months ending March 31, 2000 over (ii) Three Million Six Hundred Thousand Dollars ($3,600,000). Notwithstanding the foregoing, Contingent Purchase Price shall not exceed Three Million Dollars ($3,000,000).

     "Contract" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Counter Notice" has the meaning set forth in Section 11.7(a) below.
                                                   ---------------

     "Earnout Statement" has the meaning set forth in Section 2.6.
                                                      -----------

     "EBITDA" means pre-tax income (i) plus interest expense, depreciation and amortization deducted in computing pre-tax income, and (ii) minus any interest income included in pre-tax income. EBITDA will be determined from financial statements prepared in accordance with GAAP. Extraordinary items of expense or income, and losses or gains from the sale of capital assets, will not be included in the calculation of EBITDA. EBITDA shall be determined without allocation of any corporate or head office overhead charge or management fee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

     "ERISA Affiliate" means, with respect to the Company, any other Person that, together with the Company, would be treated as a single employer under
Section 414 of the Code.

     "Employee Benefit Plans" has the meaning set forth in Section 4.15 below.
                                                           ------------

     "Employment Agreement" has the meaning set forth in Section 9.1(d) below.
                                                         --------------

     "Encumbrance" means any charge, claim, community property interest, condition, encumbrance, equitable interest, lien, option, pledge, mortgage, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health and Safety Liabilities" means any Liability or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (collectively, a "Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by CERCLA.

     "Environmental Laws" means all Applicable Laws relating to (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;
(e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "FWPCA" means the Federal Water Pollution Control Act, as amended.

     "Facilities" means any real property, leaseholds, or other real property interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment currently or formerly owned or operated by the Company.

     "Family" of an individual includes (a) the individual, (b) the individual's spouse and former spouses, (c) any other natural person who is related to the individual or the individual's spouse within the second degree, and (d) any other natural person who resides with such individual.

     "Financial Statements" has the meaning set forth in Section 4.6 below.
                                                         -----------

     "GAAP" means generally accepted accounting principles in the United States, applied on a basis consistent with the basis on which the Financial Statements were prepared.

     "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law.

     "Governmental Body" means any (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or any successor law, and the regulations and rules issued pursuant to such act or any successor law.

     "Hazardous Activities" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

     "Hazardous Materials" includes any (a) "hazardous substance," "pollutants," or "contaminant" (as defined in Sections 101(14) and (33) of CERCLA or the regulations issued pursuant to Section 102 of CERCLA and found at 40 C.F.R.
Section 302), including any element, compound, mixture, solution or substance that is designated pursuant to Section 102 of CERCLA; (b) substance that is designated pursuant to Section 311(b)(2)(A) of the FWPCA; (c) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of RCRA; (d) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (e) toxic pollutant that is listed under Section 307(a) of FWPCA; (f) hazardous air pollutant that is listed under Section 112 of the Clean Air Act, as amended (42 U.S.C. Sections 7401,7412); (g) imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, 2606); (h) source, special nuclear, or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 2011 et seq.); (i) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it; (j) waste oil and other petroleum products; and (k) any other toxic materials, contaminants, or hazardous substances or wastes pursuant to any Environmental Law.

     "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Indemnification Claim" has the meaning set forth in Section 11.7(a) below.
                                                          ---------------

     "Indemnified Persons" has the meaning set forth in Section 11.2 below.
                                                        ------------

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connections therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual in the course of performing his responsibilities as an employee or officer could be expected to discover or otherwise become aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or chief executive or operating officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Landlord Consent" has the meaning set forth in Section 9.1(g) below.
                                                     --------------

     "Liability" means any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, of any nature whatsoever, including any liability for Taxes.

     "Master Graphics" shall mean Master Graphics, Inc., a Tennessee corporation.

     "Master Graphics Shares" means a share of common stock, $.001 par value per share, of Master Graphics.

     "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     "Mortgagee Consent" has the meaning set forth in Section 9.1(h) below.
                                                      --------------

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section
                                                                     -------
4.6.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4.6.
                                                                 -----------

     "Most Recent Fiscal Year-End" has the meaning set forth in Section 4.6.
                                                                -----------

     "Occupational Safety and Health Law" means any Applicable Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" means an action taken by a Person only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the shareholders of such Person.

     "Organizational Documents" means (a) the charter, articles of incorporation, certificate of incorporation and bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

     "Parties" has the meaning set forth in the preface above.

     "Permitted Exceptions" has the meaning set forth in Section 4.28 below.
                                                         ------------

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Body.

     "Proceeding" means any action, arbitration, audit, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Proprietary Rights Agreement" has the meaning set forth in Section 4.19(b)
                                                                 ---------------
below.

     "RCRA" means the Resource Conservation and Recovery Act, as amended.

     "Related Person" means with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (vi) any Related Person of any individual described in clause (ii) or (iii).

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Section 338(h)(10) Election" has the meaning set forth in Section 7.5.
                                                                -----------

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Selling Shareholder Disclosure Schedule" has the meaning set forth in the introductory paragraph of Article 3.
                           ---------

     "Selling Shareholder" has the meaning set forth in the preface above.

     "Stock Purchase Price" has the meaning set forth in Section 2.1 below.
                                                         -----------

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Applicable Law relating to any Tax.

     "Threatened" means demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Total Purchase Price" has the meaning set forth in Section 2.1.
                                                         -----------

                                   Article 2.
                      Purchase and Sale of Company Shares.
                      ------------------------------------

     2.1 Basic Transaction. At the Closing, on and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Selling Shareholder, and the Selling Shareholder agrees to sell, transfer, convey and deliver to the Buyer, all of such Selling Shareholder's Company Shares for an aggregate purchase price equal to: (a) Eighteen Million Dollars ($18,000,000), minus (b) the indebtedness and capital lease obligations of the Company on February 28, 1999, which amounts are set forth on Schedule 2.1 (collectively,
                                                  ------------
the "Stock Purchase Price"), plus (c) the Contingent Purchase Price (the Stock Purchase Price and the Contingent Purchase Price collectively referred to herein as the "Total Purchase Price").

     2.2  Stock Purchase Price.  The Buyer shall pay or satisfy the Stock
Purchase Price in the following manner:   (a) the Buyer shall deliver to the
Selling Shareholder a number of Master Graphics Shares having a value equal to One Million Dollars ($1,000,000) based on the average closing price of the Master Graphics Shares for the ninety (90) days prior to Closing, and (b) delivery of the balance of the Stock Purchase Price to Selling Shareholder in cash, payable in immediately available funds. Notwithstanding the foregoing, if the Selling Shareholder provides written notice to Buyer more than three (3) business days prior to Closing and the Selling Shareholder agrees to execute and deliver at Closing documents satisfactory to Buyer evidencing the Selling Shareholder's obligations to purchase One Million Dollars worth (gross, including commissions) of Master Graphics Shares in the open market within ninety (90) days after Closing, the Buyer shall pay or satisfy the Stock Purchase Price by delivery to the Selling Shareholder the entire Stock Purchase Price in cash, payable in immediately available funds.

     2.3 The Closing. The closing of the Contemplated Transactions (the "Closing") shall take place at the offices of Baker, Donelson, Bearman & Caldwell, 165 Madison Avenue, Suite 2100, Memphis, Tennessee 38103 commencing at 9:00 a.m. Memphis, Tennessee time on the second business day following the day on which the last of the conditions set forth in Article 8 have been fulfilled
                                                 ----------
or waived, or such other date and place as the Parties may mutually determine (the "Closing Date"). Time is of the essence for this Agreement.

     2.4 Deliveries at the Closing. At the Closing, (i) the Selling Shareholder will deliver or cause to be delivered to the Buyer the various certificates, instruments, and documents referred to in Section 9.1 below, and
                                                        -----------
(ii) the Buyer will deliver to the Selling Shareholder the Stock Purchase Price, the various certificates, instruments, and documents referred to in Section 9.2
                                                                    -----------
below.

     2.5 No Fractional Shares. No fractional Master Graphics Shares shall be issued pursuant to the Contemplated Transactions. In lieu of the issuance of any such fractional Master Graphics Shares, cash adjustments will be made in respect of any fractional Master Graphics Shares that would otherwise be issuable.

     2.6 Payment of Contingent Purchase Price. No later than June 19,2000, the Buyer shall deliver to the Selling Shareholder a statement (the "Earnout Statement") setting forth in reasonable detail the Buyer's computation of the EBITDA for the twelve (12) month period ending March 31, 2000 and the amount of the Contingent Purchase Price, if any, to be paid to the Selling Shareholder.

          (a) If the Selling Shareholder accepts the calculation of EBITDA as set forth on the Earnout Statement, and the Earnout Statement indicates that the Selling Shareholder is entitled to receive the Contingent Purchase Price, then the Buyer shall pay such amount of the Contingent Purchase Price to the Selling Shareholder within five (5) business days after such acceptance in cash by delivery of immediately available funds. The failure of the Selling Shareholder to object to the calculation of EBITDA pursuant to Section 2.6(c) below shall be
                                                   --------------
deemed an acceptance by the Selling Shareholder of such calculation.

          (b) If the Selling Shareholder shall dispute the EBITDA calculation delivered by the Buyer pursuant to Section 2.6(a) hereof, the Selling
                                   --------------
Shareholder shall give the Buyer notice of the Selling Shareholder's objection no later than five (5) business days following delivery of the Earnout Statement to the Selling Shareholder, and, thereafter, the Selling Shareholder and the Buyer shall engage in good faith negotiations to attempt to agree on the applicable EBITDA calculations. If good faith negotiations are unsuccessful after ten (10) days following delivery of the Earnout Statement to the Selling Shareholder, the Selling Shareholder and the Buyer shall each promptly, but no later than twenty (20) days following original delivery of the Earnout Statement, engage (on standard terms and conditions for a matter of such nature) a public accounting firm or an investment banker to independently render an accounting of EBITDA for the foregoing period.

          (c) The failure by either the Selling Shareholder or the Buyer to engage a public accounting firm or investment banker as provided above within the appropriate time period shall constitute a waiver of such party's right to engage such a firm and the determination of the other party's accounting firm or investment banker shall be deemed to be final and uncontestable.

          (d) If the two accounting firms or investment bankers agree upon the amount of EBITDA, they shall jointly render a single written report containing their agreed upon calculation. If they cannot agree upon such amount, they shall each render a separate written report containing their independent calculations within thirty (30) days after their respective engagement and shall together, within five (5) days after the end of such thirty (30) day period, appoint a separate accounting firm from among the "Big Five" public accounting firms (such "Big Five" firm shall not have been engaged by either party for any purpose within the then previous three years), which firm shall calculate EBITDA and shall render a written report of its calculation.

          (e) The agreed EBITDA determination or the EBITDA determination contained in the aforesaid joint written report or written report of the separate accounting firm, as the case may be, shall constitute the final and uncontestable EBITDA determination; provided, however, if the EBITDA determination contained in the report of the separate accounting firm is higher than the first two (2) reports, the higher EBITDA determination of the first two
(2) reports shall constitute the EBITDA determination; and, provided further, that if the EBITDA determination contained in the report of the separate accounting firm is less than the lower of the first two (2) reports, the lower EBITDA determination of the first two (2) reports shall constitute the EBITDA determination. Any amount of Contingent Purchase Price determined to be payable based upon the EBITDA determination shall be paid by the Buyer within five (5) days after the agreed EBITDA determination or receipt by the Buyer of the last written report of the EBITDA determination.

          (f) All accounting firms or investment bankers engaged shall be provided with all available financial statements of the Company and any other information reasonably necessary to make such determination, and such accounting firms or investment bankers shall have reasonable access to books and records of the Company and the Buyer for purposes of making the EBITDA determination hereunder.

          (g) The fees and other costs of each of the first two (2) accounting firms or investment banks shall be borne by the party appointing each such firm, with the fees and other costs of the separate accounting firm being shared equally by the Selling Shareholder and the Buyer.


                                   Article 3.
           Representations and Warranties of the Selling Shareholder
           ---------------------------------------------------------

     The Selling Shareholder represents and warrants to the Buyer that the statements contained in this Article 3 are correct and complete as of the date
                             ---------
of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure
                               ---------
schedule attached hereto (the "Selling Shareholder Disclosure Schedule"). The Selling Shareholder Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this
Article 3.
---------

     3.1 Authorization of Transaction. The Selling Shareholder has the legal capacity to execute and deliver this Agreement, to perform the Selling Shareholder's obligations hereunder, and to consummate the Contemplated Transactions. This Agreement constitutes the valid and legally binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms and conditions. Upon execution and delivery by the Selling Shareholder of the applicable documents listed in
Section 9.1, such documents will constitute the legal, valid, and binding obligations of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms and conditions. No Selling Shareholder needs to give any notice to, make any filing with, or obtain any authorization, or Consent of any Governmental Body in order to consummate the Contemplated Transactions.

     3.2 Noncontravention. Neither the execution and the delivery of this Agreement by the Selling Shareholder, nor the consummation of the Contemplated Transactions, will (a) violate any Applicable Law, Order or other restriction of any Governmental Body to which the Selling Shareholder is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which the Selling Shareholder is a party or by which he or it is bound or to which the Selling Shareholder or such Selling Shareholder's assets is subject.

     3.3 Brokers' Fees. Except for an amount due to Duffs & Phelps which the Selling Shareholder covenants that he will pay, the Selling Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which the Buyer or the Company could become liable or obligated.

     3.4 Company Shares. The Selling Shareholder holds of record and owns beneficially the number of Company Shares set forth next to such Selling Shareholder's name in Section 3.4 of the Selling Shareholder Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Encumbrances, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands. The Selling Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Selling Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Selling Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     3.5  Investment Intent.  Unless the Selling Shareholder elects under
Section 2.2 to purchase the Master Graphics Shares in the open market, the
-----------
Selling Shareholder:

          (a) acknowledges that the Master Graphics Shares are being acquired by such Selling Shareholder solely for such Selling Shareholder's own account for investment and not with a view to the distribution thereof;

          (b) is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act for the reasons indicated on the Subscriber Information Schedule attached as Section 3.5 of the Selling Shareholder Disclosure Schedule;

          (c) confirms and acknowledges that (i) the Buyer has provided to the Selling Shareholder its (A) prospectus from its initial public offering, (B) Quarterly Reports on Form 10-Q for the current fiscal year, (C) Current Reports on Form 8-K for the current fiscal year, (D) press releases issued by the Buyer during its current fiscal year, and (E) a Registration Statement on Form 8-A with respect to its common stock, and (ii) such Selling Shareholder has read and understands the foregoing materials;

          (d) confirms and acknowledges that the Buyer has given the Selling Shareholder or such Selling Shareholder's representatives the opportunity to ask questions of the Buyer's officers and directors and to acquire additional information about the Master Graphics Shares and the business and financial condition of the Buyer as the Selling Shareholder has requested, which additional information has been received;

          (e) in deciding to acquire Master Graphics Shares pursuant to this Agreement, consulted with the Selling Shareholder's legal, financial, and tax advisors with respect to the Contemplated Transactions and the nature of the investment together with any additional information provided under Section
                                                                   -------
3.5(c) above;
------

          (f) has adequate means of providing for the Selling Shareholder's current needs and personal contingencies and has no need for liquidity in the Selling Shareholder's investment in the Buyer and, either alone or with his representatives, has such knowledge and experience in financial and business matters that the Selling Shareholder is capable of evaluating the merits and risks of an investment in the Buyer;

          (g) understands and acknowledges that (i) the investment in the Master Graphics Shares is a speculative investment which involves a high degree of risk of loss of the Selling Shareholder's investment therein; and (ii) there are substantial restrictions on the transferability of the Master Graphics Shares under the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws; and, accordingly, that it may not be possible to liquidate an investment in the Master Graphics Shares; and

          (h) has been advised and understands that (i) the offer and sale of the Master Graphics Shares have not been registered under the Securities Act;
(ii) the Master Graphics Shares must be held indefinitely and the Selling Shareholder must continue to bear the economic risks of the investment in the Master Graphics Shares until the offer or sale of the Master Graphics Shares is subsequently registered under the Securities Act or any state securities laws or an exemption from such registration is available; (iii) when and if the Master Graphics Shares may be disposed of without registration and in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such rule; and (iv) a notation shall be made in the appropriate records of the Buyer indicating that the Master Graphics Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to any transfer agent with respect to the Master Graphics Shares.

          (i) Each Master Graphics Share will be imprinted with a legend substantially in the following form:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

                                   Article 4.
               Representations and Warranties Concerning Company
               -------------------------------------------------

     The Selling Shareholder represents and warrants to the Buyer that the statements contained in this Article 4 are correct and complete as of the date
                             ---------
of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure
                               ---------
schedule attached hereto (the "Company Disclosure Schedule"). The Company Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4.
                                          ---------

     4.1 Corporate Organization, Qualification, and Power. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Illinois, with full corporate power and authority to conduct its business as now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Applicable Contracts which are material to the business or affairs of the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or leasing of its properties or the nature or conduct of its business requires such qualification. An accurate and complete list of the states in which the Company is qualified to do business is set forth in
Section 4.1 of the Company Disclosure Schedule. The Organizational Documents of the Company, as currently in effect, are attached to Section 4.1 of the Company Disclosure Schedule.

     4.2 Capitalization. The entire authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding and constitute the Company Shares. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, and nonassessable. None of the Company Shares was issued in violation of the Securities Act or any other Applicable Law. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company that will be in effect as of Closing.

     4.3 Noncontravention, No Consent Required. Neither the execution and the delivery of this Agreement by the Selling Shareholder, nor the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice of lapse of time):

          (a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of the Company or (ii) any resolution adopted by the board of directors or the shareholders of the Company;

          (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Applicable Law or any Order to which the Company, any Selling Shareholder, or any of the assets owned or used by the Company, may be subject;

          (c) contravene, conflict with, or result in a violation of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

          (d) cause the Buyer or the Company to become subject to, or incur a Liability for the payment of, any Tax;

          (e) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body, except pursuant to the Buyer's election;

          (f) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract other than obligations described on Schedule 2.1 which will be discharged at Closing; or
   ------------

          (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

The Company is not required to give any notice to, make any filing with, or obtain any authorization, Consent, or approval of any Governmental Body in order for the Parties to consummate the Contemplated Transactions except those notices which Selling Shareholder agrees to make and makes prior to Closing.

     4.4 No Defaults, Violations or Conflicts. The Company is not in violation of its Organizational Documents and no default exists, and to the Knowledge of the Selling Shareholder no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other Applicable Contract, and no material violation exists of any Applicable Law or other restriction of any Governmental Body.

     4.5 Title to Personal Property; Encumbrances; Leases; Condition and Sufficiency. The Company has good and marketable title to all personal property owned by it as reflected in the Financial Statements, free and clear of all Encumbrances. To the Knowledge of Selling Shareholder and Company, any personal property held under lease by the Company is held by the Company under a valid and enforceable lease with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company. No notice has been given or material claim asserted by anyone adverse to the rights of the Company under any of the leases or affecting its rights to the continued use and possession of the leased property. To the Knowledge of Selling Shareholder and Company, the buildings, plants, structures and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

     4.6 Financial Statements. Section 4.6 of the Company Disclosure Schedule contains the following financial statements (collectively the "Financial Statements"): (a) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996 and 1997 for the Company; and (b) unaudited balance sheet and statements of income, changes in stockholders' equity and cash flow (the "Most Recent Financial Statements") as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Company. The Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, cash flows or prospects of the Company) and the absence of notes (that, if presented, would not differ from those included in the balance sheet included in the Most Recent Financial Statements). The Financial Statements reflect the consistent application of accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company. Since the Most Recent Financial Statements, there has been no material adverse change in the amount or aging of the accounts payable of the Company other than in the Ordinary Course of Business. To the Knowledge of the Selling Shareholder and the Company, the audited balance sheet and statements of income, changes in stockholder's equity and cash flow as of and for the year ended December 31, 1998 will not vary materially from the Most Recent Financial Statements.

     4.7 Absence of Certain Changes. Since the Most Recent Fiscal Year End and at all times up to the Closing, there has not been, nor, to the Knowledge of the Selling Shareholder, any event or condition of any character which, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, cash flows or prospects of the Company, including, without limitation, any

          (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights;

purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Organizational Documents of the Company;

          (c) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or Encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property;

          (d) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

          (e) material change in the accounting methods used by the Company;

          (f) issuance of any note, bond, or other debt security or incurrance, assumption or guarantee of any indebtedness; or

          (g) agreement, whether oral or written, by the Company to do any of the foregoing.

     4.8 Subsidiaries and Investments. The Company does not own, directly or indirectly, any capital stock or other equity ownership or other interest in any other Person.

     4.9 Books and Records. The books of account, minute books, stock record books, and other records of Company, all of which have been made available to the Buyer, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and actions of the Company taken by, the shareholders, the directors of the Company, and committees of the board of the Company, and no meeting of any such shareholders, directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books and which would have a material adverse effect on the business or prospects of the Company.

     4.10 Accounts Receivable. All accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company, as being due to the Company (collectively, the "Accounts Receivable"), (a) are valid, existing and are collectible within two hundred seventy (270) days following the date of this Agreement without resort to legal proceedings or use of collection agencies (except to the extent of any reserve for uncollectible accounts indicated on the face of the Most Recent Balance Sheet), (b) have arisen in the Ordinary Course of Business, and (c) none of such Accounts Receivable is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such reserve. Since the date of the Most Recent Balance Sheet, there has been no material adverse change in the amount or aging of Accounts Receivable or other debts due the Company, or the reserves with respect thereto, from that reflected in the Most Recent Balance Sheet.

     4.11 Undisclosed Liabilities. The Company has no Liability except for (a) Liabilities reflected or reserved against in the Most Recent Balance Sheet and
(b) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which to the Knowledge of the Selling Shareholder and Company results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     4.12  Tax Matters.

          (a) The Company has filed or caused to be filed all Tax Returns that are or were required, pursuant to Applicable Law, to be filed by or with respect to the Company. All such Tax Returns were true, correct and complete in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) The United States federal and state income Tax Returns of the Company are currently being audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1995. Section 4.12 of the Company Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 4.12 of the Company Disclosure Schedule are being contested in good faith by appropriate proceedings. Section 4.12 of the Company Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since December 31, 1995, and the resulting deficiencies proposed by the IRS. Neither the Selling Shareholder nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Person or for which the Company may be liable.

          (c) The charges, accruals and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's Liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Most Recent Balance Sheet. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Applicable Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) To the Knowledge of the Selling Shareholder, there is no Basis for any Governmental Body to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any Governmental Body in writing or (b) as to which the Selling Shareholder has Knowledge based upon personal contact with any agent of such Governmental Body. The Selling Shareholder has delivered to the Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the Company since December 31, 1994.

          (e) The Company has been a validly electing S corporation within the meaning of Code Section 1361 and 1362 at all times since January 1, 1987, and Company will be an S corporation up to and including the Closing Date.

          (f) The Company has not in the ten years prior to Closing acquired assets from another corporation in a transaction in which Company's tax basis for the acquired assets was determined in whole or in part by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor.

          (g) The Company has not made any payments, nor is obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return. The Company has no Liability for the Taxes of any other Person, as a transferee or successor, by contract, or otherwise.

          (h) The Company has not made any distributions since February 28, 1999 other than distributions for normal compensation (including expense reimbursement) and to pay Selling Shareholder's 1998 taxes owed as a result of being a shareholder of Company and Selling Shareholder's 1999 estimated taxes owed for the period prior to Closing.

     4.13  Material Contracts; No Defaults.

          (a) Each Applicable Contract which is material to the business or affairs of the Company (i) is in full force and effect; (ii) is valid and enforceable in accordance with its terms, (iii) to the Knowledge of Selling Shareholder or Company, may be terminated by the Company, without Liability, upon the giving of no more than thirty (30) days prior written notice of termination by the Company; and (iv) the Company has not given to or received from any other Person, at any time since January 1, 1994, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under any such Applicable Contract.

          (b) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Applicable Contracts with any Person and, to the Knowledge of the Selling Shareholder, no such Person has made written demand for such renegotiation.

     4.14  Insurance.

          (a) The Selling Shareholder has delivered to the Buyer (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five (5) years preceding the date of this Agreement; (ii) true and complete copies of all pending applications for policies of insurance; and (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of the Company's coverage or of the reserves for claims.

          (b) All policies to which the Company is a party or that provide coverage to the Company or any director or officer of the Company: (i) are valid, outstanding, and enforceable; (ii) are issued by an insurer that to the Knowledge of the Selling Shareholder is financially sound and reputable; (iii) taken together, to the Knowledge of the Selling Shareholder provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed; (iv) are sufficient for compliance with all Applicable Laws and Applicable Contracts; and (v) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

          (c) Neither any Selling Shareholder nor the Company has received, with respect to the Company, (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (d) The Company has paid all premiums due, and has otherwise performed all of its obligations under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

          (e) The Company has given notice to the insurer of all asserted claims that may be insured thereby.

     4.15  Employee Benefit Plans.  Section 4.15 of the Company Disclosure
Schedule identifies each employee benefit plan, fund, program, contract, policy or arrangement maintained or contributed to or required to be contributed to by the Company or its ERISA Affiliates and covering or benefitting employees of the Company, former employees of the Company or dependents of employees or former employees of the Company, including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of ERISA, and specifically including each retirement, pension, profit sharing, stock bonus, savings, thrift, bonus, medical, health, hospitalization, welfare, life insurance, disability, accident insurance, group insurance, sick pay, holiday and vacation programs, cafeteria, executive or deferred compensation plans or contracts, stock contracts and severance agreements or plans (collectively, the "Employee Benefit Plans"). To the Knowledge of the Selling Shareholder, there is no Basis for the assertion by the IRS that any Employee Benefit Plan which is intended to be "tax qualified"
under the Code would not so qualify.   With respect to each Employee Benefit
Plan:

          (a) The Employee Benefit Plan has not been terminated or otherwise amended so as to subject, directly or indirectly, the Company or the Buyer to any Liability or the imposition of any current or future Encumbrance or other Liability, and the consummation of the Contemplated Transactions will not result in the occurrence of any such event;

          (b) No condition or event currently exists or is reasonably expected to occur that could subject, directly or indirectly, currently or in the future the Company or the Buyer to any Liability or the imposition of any Encumbrance;

          (c) If the Employee Benefit Plan were terminated, neither the Company nor the Buyer would be subject, directly or indirectly, currently or in the future, to any Liability or the imposition of any Encumbrance;

          (d) The Employee Benefit Plan is not a "multiemployer plan" or "defined benefit plan" (as defined in Section 4001 of ERISA), and neither the Company nor any member of the Company's current or prior controlled group (as defined in Section 4001(a)(14) of ERISA) has ever contributed nor been obligated to contribute to any such plan, nor is the Company or any such member of the Company's current or prior controlled group either actually or contingently so obligated;

          (e) There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist, nor any reportable events within the contemplation of Section 4043(b) of ERISA, and the consummation of the Contemplated Transactions will not result in any prohibited transaction;

          (f) The Employee Benefit Plan was designed to comply in all material respects and has been operated and administered in all material respects in accordance with its terms and all applicable requirements of Applicable Laws; and

          (g) The cafeteria plan under Section 125 of the Code was validly adopted by the Company and has been in effect at all times during which employee contributions intended to be made under such Section have been made.

     4.16 Third-Party Relations. Since January 1, 1999, the Company has not received any notice that any material, supplier or associated person intends to cease doing business with the Company.

     4.17  Compliance with Applicable Laws.

          (a) To the Knowledge of Selling Shareholder and Company, the Company is, and at all times since January 1, 1994 has been, in substantial compliance with each Applicable Law. To the Knowledge of the Selling Shareholder, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Applicable Law, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) The Company has not received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law which has not been corrected, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (c) To the Knowledge of Selling Shareholder or Company, Section 4.17(c) of the Company Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in
Section 4.17(c) of the Company Disclosure Schedule is valid and in full force and effect.

          (d) To the Knowledge of Selling Shareholder and Company, the Company is, and at all times since January 1, 1994 has been, in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 4.17(c) of the Company Disclosure Schedule. To the Knowledge of the Selling Shareholder, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a material violation of or a failure to comply with any material term or requirement of any Governmental Authorization listed or required to be listed in Section 4.17(c) of the Company Disclosure Schedule, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 4.17(c) of the Company Disclosure Schedule.

          (e) The Company has not received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

          (f) All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 4.17(c) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          (g) To the Knowledge of Selling Shareholder and Company, the Governmental Authorizations listed in Section 4.17(c) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

     4.18  Legal Proceedings; Orders.

          (a) There is no pending Proceeding: (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

          (b) To the Knowledge of the Selling Shareholder, (i) no such Proceeding has been Threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a Basis for the commencement of any such Proceeding.

          (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject. The Selling Shareholder is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company. To the Knowledge of the Selling Shareholder, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

          (d) The Company is, and at all times since January 1, 1994 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject. To the Knowledge of the Selling Shareholder, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject. The Company has not received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

     4.19  Employees; Compensation.

          (a) Section 4.19(a) of the Company Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since December 31, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other Employee Benefit Plan.

          (b) To the Knowledge of the Selling Shareholder, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Selling Shareholder or the Company by any such employee or director. To the Knowledge of the Selling Shareholder, no director, officer, or employee who earns in excess of $75,000 per year of the Company intends to terminate his employment with the Company.

          (c) Section 4.19(c) of the Company Disclosure Schedule contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     4.20  Environmental Matters; Environmental and Safety Laws.

          (a) The Company is, and at all times has been, in substantial compliance with, and has not been and is not in material violation of or liable under, any Environmental Law. Neither the Company nor the Selling Shareholder has received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities, or with respect to any property or facility at or to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct the Company is responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or, to the Knowledge of the Selling Shareholder, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

          (c) Neither the Company nor the Selling Shareholder has received any citation, directive, inquiry, notice, Order, summons, warning, or other communication with which the Company has not complied and that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities, or with respect to any property or facility to or at which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct the Company is responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) Neither the Company nor any other Person for whose conduct the Company is responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or to the Knowledge of the Selling Shareholder, at any property adjoining the Facilities or any such other property or assets.

          (e) Except as disclosed on Schedule 4.20(e), there are no Hazardous
                                     ----------------
Materials present on or in the Environment at the Facilities or, to the Knowledge of the Selling Shareholder, at any adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any other Person for whose conduct the Company is responsible, or, to the Knowledge of the Selling Shareholder, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

          (f) There has been no Release or, to the Knowledge of Selling Shareholder, a Threat of Release, of any Hazardous Materials by the Company which violates the Environmental Laws or Occupational Safety and Health Law at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the Knowledge of Selling Shareholder, any adjoining property, whether by the Company or any other Person.

          (g) The Selling Shareholder has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Selling Shareholder or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct the Company is or may be held responsible, with Environmental Laws.

          (h) With regard to the underground storage tank located at 2640 Paulina Street, Chicago, Illinois, (i) the Company has never owned, operated or used such tank, (ii) such tank was abandoned prior to January 1, 1974 and (iii) the tank was used only for heating fuel purposes prior to abandonment of the tank.

     4.21 Labor. Since January 1, 1994, the Company has not been and is not a party to any collective bargaining or other labor Contract. Since January 1, 1994, there has not been, there is not presently pending or existing, and to the Selling Shareholder's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Applicable Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of the Selling Shareholder, no event has occurred or circumstance exists that could provide the Basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all material respects with all Applicable Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. The Company has no Liability for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing.

     4.22 Broker Fees. Except for amounts due to Duff & Phelps which are payable by Selling Shareholder, the Company has not incurred any Liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the Contemplated Transactions.

     4.23 Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person as of Closing.

     4.24 Powers of Attorney. There are no outstanding powers of attorney executed by the Company.

     4.25 Tangible Assets. The Company owns or leases all land, buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each tangible asset, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear)and is presumably suitable for the purposes for which it is used.

     4.26  Intellectual Property.

          (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Selling Shareholder no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

     4.27 Product Warranty. Each product printed, sold, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Knowledge of any Liability for replacement thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product printed, sold, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.27 of the Company Disclosure Schedule includes copies of the standard terms and conditions of sale for the Company (containing applicable guaranty, warranty, and indemnity provisions).

     4.28 Real Property. Section 4.28 of the Company Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4.28 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 4.28 of the Disclosure
Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (b) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (c) no party to the lease or sublease has repudiated any provision thereof;

          (d) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (e) with respect to each sublease, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying lease;

          (f) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (g) all facilities leased or subleased thereunder have received all Governmental Authorizations required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

          (h) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     4.29 Full Disclosure. The Company has provided the Buyer with all the information which the Buyer has requested for deciding whether to purchase the Company Shares. To the Knowledge of Selling Shareholder and Company, the representations and warranties of the Selling Shareholder contained in this Agreement, certificates and other documents made or delivered in connection herewith, together with the financial information and projections of the Company previously delivered to the Buyer, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

                                   Article 5.
                  Representations and Warranties of the Buyer
                  -------------------------------------------

     The Buyer represents and warrants to the Selling Shareholder that the statements contained in this Article 5 are correct and complete as of the date
                             ---------
of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5), except as set forth in the disclosure
                               ---------
schedule attached hereto (the "Buyer Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 5.
                                      ---------

     5.1 Organization, Qualification, and Corporate Power. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as now being conducted and to own or use the properties and assets that it purports to own or use. The Buyer is duly qualified to do business as a foreign corporations and is in good standing under the laws of each state or other jurisdiction in which either the ownership or leasing of its properties or the nature or conduct of its business requires such qualification.

     5.2 Authorization of Transaction. The Buyer has the full corporate power and authority to execute and deliver this Agreement, to perform the Buyer's obligations hereunder, and to consummate the Contemplated Transactions. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, or Consent of any Governmental Body in order to consummate the Contemplated Transactions.

     5.3 Noncontravention, No Consent Required. Neither the execution and the delivery of this Agreement by the Buyer, nor the consummation of the Contemplated Transactions by the Buyer, will directly or indirectly (with or without notice of lapse of time):

          (a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of the Buyer or (ii) any resolution adopted by the board of directors or the shareholders of the Buyer;

          (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Applicable Law or any Order to which the Buyer, or any of the assets owned or used by the Buyer, may be subject;

          (c) contravene, conflict with, or result in a violation of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Buyer or that otherwise relates to the business of, or any of the assets owned or used by, the Buyer; or

          (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract to which the Buyer is a party.

     5.4 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which any Selling Shareholder could become liable or obligated.

     5.5 Investment Intent. The Buyer is acquiring the Company Shares for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of Section 2(11) of the Securities Act.

     5.6 Due Diligence. The Buyer has received a response to all due diligence requests made of the Selling Shareholder and the Company.

                                   Article 6.

                             Intentionally Deleted.

                                   Article 7.
                             Post Closing Covenants
                             ----------------------

     The Parties agree as follows with respect to the period following the Closing.

     7.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 11
                                                               ----------
below). The Selling Shareholder acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

     7.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article 11 below).
----------

     7.3 Transition. As long as Selling Shareholder is subject to the restrictive convenants contained in Section 7.5, the Selling Shareholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained prior to the Closing except as approved by the Buyer. The Selling Shareholder will refer all customer inquiries relating to the businesses of the Company in accordance with Company policy to the Buyer from and after the Closing.

     7.4 Master Graphics Shares. Unless the Selling Shareholder acquires the Master Graphics Shares in the open market pursuant to his election in Section 2.2, each holder desiring to transfer a Master Graphics Share first must furnish Master Graphics with a written opinion reasonably satisfactory to Master Graphics in form and substance from counsel reasonably satisfactory to Master Graphics to the effect that the holder may transfer the Master Graphics Shares as desired without registration under the Securities Act.

     7.5 Code Section 338(h)(10) Election. At Buyer's option, Company and the Selling Shareholder will join with Buyer in making a timely election under Code
Section 338(h)(10) (and any corresponding election under state or local law) with respect to the purchase and sale of the stock of Company hereunder (a "Section 338(h)(10) Election"). Selling Shareholder will include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on his Tax Return to the extent required by applicable law. If Buyer decides to make an election under Code Section 338(h)(10), the Company and the Selling Shareholder and Buyer shall (i) take, and cooperate with each other to take, all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338(h)(10) Election in accordance with section 338 of the Code and the Temporary Regulation thereunder, or any successor provisions as promptly as possible, but not later than the date which is the latest date for making such Section 338(h)(10) Election, and from time to time thereafter, and (ii) take all steps necessary to obtain comparable treatment, where applicable, under state, local or foreign law, (iii) the Company and the Selling Shareholder shall cooperate with each other in determining the proper allocation of the Total Purchase Price and the liabilities to the assets of the Company and agree to file all Tax Returns in a manner consistent with such allocation and
(iv) the Company and the Selling

Shareholder and Buyer shall report the transaction consistent with the Section 338(h)(10) Election and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise. Buyer shall pay any Tax imposed on the Selling Shareholder solely attributable to the making of the Section 338(h)(10) Election.

     7.6 Accounts Receivable. The Selling Shareholder's responsibilities with respect to the Accounts Receivable are as described in Section 4.10 and this
                                                       ------------
Section 7.6.  Two hundred seventy (270) days after the Closing Date, the Selling
-----------
Shareholder shall pay to the Buyer (i) the excess of (A) the then outstanding account balances of all Accounts Receivable of the Company that existed as of the Closing Date over (B) Two Hundred Twenty Five Thousand Dollars ($225,000). The Buyer shall cause ownership of all such Accounts Receivable which remain uncollected two hundred seventy (270) days after the Closing Date to be transferred to a Person designated by the Selling Shareholder. During the two hundred seventy (270) day period after the Closing Date, the Buyer shall use reasonable efforts to collect the Accounts Receivable consistent with the past practice of the Company and shall apply funds received by customers of the business to their oldest account balance first; provided, however, that the Buyer shall not be required to engage collection agencies or attorneys to satisfy its obligations under this Section 7.6.
                                   -----------

     7.7 Selling Shareholder's Noncompetition Covenant. For a period of five years after the Closing unless and until Selling Shareholder's employment with Buyer is terminated without Cause pursuant to that Employment Agreement dated March 15, 1999 or unless and until Buyer breaches the Employment Agreement and Selling Shareholder has given Buyer thirty (30) days prior written notice of the breach and an opportunity to cure such breach:

          (a) Selling Shareholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Selling Shareholder's name or any similar name to, lend Selling Shareholder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Buyer or Master Graphics anywhere within the United States; provided, however, that Seller may purchase or otherwise acquire up to (but not more than) 4.99 percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; provided, further, that Selling Shareholder may continue to own an interest in The Printery Ltd., an Illinois corporation, so long as The Printery Ltd. does not engage in lithographic printing which competes with the Company or Buyer and so long as Selling Shareholder does not provide services directly to The Printery. Selling Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

          (b) whether for Selling Shareholder's own account or for the account of any other Person, Selling Shareholder shall not solicit business of the same or similar type being carried on by Buyer, from any Person known by Selling Shareholder to be a customer of Buyer, whether or not Selling Shareholder had personal contact with such person during and by reason of Selling Shareholder's employment with Buyer;

          (c) whether for Selling Shareholder's own account or the account of any other Person, Selling Shareholder shall not (i) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any Person who is an employee of Buyer or in any manner induce or attempt to induce any employee of Buyer to terminate his employment with Buyer; or (ii) interfere with Buyer's relationship with any Person, including any Person who at any time was an employee, contractor, supplier, or customer of Buyer; or

          (d) Selling Shareholder shall not disparage Buyer or any of its shareholders, directors, officers, employees, or agents.

     7.8 Key Employees Bonus. Buyer will cause the Columbia Graphics Division to pay performance bonuses to certain key employees of the division specified by Selling Shareholder and in amounts (less applicable withholding taxes) specified by the Selling Shareholder in writing within forty five (45) days after Closing. The gross amount of such bonuses (including applicable withholding taxes) paid by Buyer shall be a post-closing adjustment to the Stock Purchase Price. An appropriate accounting for the adjustment shall be made prior to payment by Buyer of the bonuses.

     7.9 Real Estate Tax Refund. Company hereby assigns to Selling Shareholder, and Buyer hereby acknowledges such assignment of, the right to receive any refunds of real estate taxes which the Company is currently pursuing for years prior to 1998.

     7.1 Environmental Covenant. Buyer hereby covenants that neither the Buyer nor any environmental consultant hired by the Buyer will conduct invasive testing of the real property leased by the Company, unless an Environmental Law mandates that Buyer conduct such tests.

                                   Article 8.
                       Conditions to Obligation to Close.
                       ----------------------------------

     8.1 Conditions to Obligation of the Buyer. The Buyer's obligation to purchase the Company Shares and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Buyer, in whole or in part):

          (a) the Company shall have procured all of the third party Consents required to consummate the Contemplated Transactions;

          (b) the representations and warranties of the Selling Shareholder set forth in Article 3 and Article 4 above shall be true and correct in all
         ---------     ---------
respects at and as of the Closing Date;

          (c) the Selling Shareholder shall have performed and complied with all of their covenants hereunder through the Closing;

          (d) no action, suit, or proceeding shall be pending or, to the Knowledge of the Selling Shareholder, Threatened before any Governmental Body wherein an unfavorable Order would (i) prevent consummation of any of the Contemplated Transactions, (ii) cause any of the Contemplated Transactions to be rescinded following consummation, or (iii) materially and adversely affect the rights of the Buyer to operate Company after the Closing Date;

          (e) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of Company other than those whom the Buyer shall have specified in writing at least five (5) business days prior to the Closing;

          (f) the Buyer shall have received all of the documents described in
Section 9.1;
-----------

          (g) there must not have been made or Threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (ii) is entitled to all or any portion of the Stock Purchase Price payable for the Company Shares;

          (h) the Buyer shall have completed and be reasonably satisfied with its due diligence review, including the Buyer's review of the Selling Shareholder Disclosure Schedule and the Company Disclosure Schedule;

          (i) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties and the Company shall have received all other authorizations, Consents, and approvals of Governmental Bodies required;

          (j) the Buyer's Board of Directors shall have approved the Contemplated Transactions in their sole and absolute discretion; and

          (k) all actions to be taken by the Selling Shareholder in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions will be reasonably satisfactory in form and substance to the Buyer.

     8.2 Conditions to Obligation of the Selling Shareholder. The obligation of the Selling Shareholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of the Buyer set forth in
Article 5 above shall be true and correct in all respects at and as of the
---------
Closing Date;

          (b) the Buyer shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

          (c) No action, suit, or proceeding shall be pending or, to the Knowledge of such officer, Threatened before any Governmental Body wherein an unfavorable Order would (i) prevent consummation of any of the Contemplated Transactions, or (ii) cause any of the Contemplated Transactions to be rescinded following consummation;

          (d) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties and the Company shall have received all other Consents of Governmental Bodies required;

          (e) the Selling Shareholder shall have received the Stock Purchase Price and other documents described in Section 9.2 below; and
                                       -----------

          (f) all actions to be taken by the Buyer in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions will be satisfactory in form and substance to the Selling Shareholder.

                                   Article 9.
                 Items to be Delivered at or Prior to Closing.
                 ---------------------------------------------

     9.1 By the Selling Shareholder or Company. The Selling Shareholder shall execute and deliver to the Buyer or shall cause the Company or other appropriate Person to execute and deliver to the Buyer, as the case may be, prior to or at the Closing:

          (a) stock certificates representing all of the Company Shares duly endorsed in blank or accompanied by duly executed stock powers or other assignment documents;

          (b) a certificate duly executed by the Selling Shareholder stating that as of the Closing Date, each of the conditions specified in Section 8.1(a)
                                                                 --------------
through Section 8.1(d) are satisfied in all respects;
        --------------

          (c) an opinion from counsel to the Selling Shareholder in form and substance reasonably satisfactory to the Buyer;

          (d) the Employment Agreement in substantially the form attached hereto as Exhibit 9.1(d);
   --------------

          (e) the collateral assignment of lease (the "Collateral Assignment of Lease") in substantially the form attached hereto as Exhibit 9.1(e);
                                                     --------------

          (f) the collateral assignment of stock purchase agreement (the "Collateral Assignment of Stock Purchase Agreement") in substantially the form attached hereto as Exhibit 9.1(f);
                   --------------

          (g) the landlord consents (the "Landlord Consents") in substantially the form attached hereto as Exhibit 9.1(g);
                            --------------

          (h) the mortgagee consents (the "Mortgagee Consents") in substantially the form attached hereto as Exhibit 9.1(h);
                            --------------

          (i) side letter agreement from Selling Shareholder in the form attached hereto as Exhibit 9.1(i); and
                   --------------

          (j) Such other instruments as may be reasonably requested by Buyer in order to effect to or carry out the intent of this Agreement.

     9.2 By the Buyer. The Buyer shall deliver to the Selling Shareholder at or prior to the Closing:

          (a) the cash portion of the Stock Purchase Price by wire transfer of immediately available funds;

          (b) the Master Graphics Shares unless Selling Shareholder elects pursuant to Section 2.2 to purchase the Master Graphics Shares on the open market;

          (c) the Employment Agreement executed by the Buyer;

          (d) an opinion from Buyer's counsel in form and substance reasonably satisfactory to the Selling Shareholder;

          (e) the Operating Agreement between Selling Shareholder and Buyer;

          (f) a certificate duly executed by the President of Buyer, stating that as of the Closing Date, each of the conditions specified in Section 8.2(a)
                                                                 --------------
through Section 8.2(c) satisfied in all respects; and
        --------------

          (g) such other instruments as may be reasonably requested by the Selling Shareholder in order to effect or carry out the intent of this Agreement.


                                  Article 10.

                            Intentionally Deleted.


                                  Article 11.
                     Remedies for Breach of this Agreement
                     -------------------------------------

     11.1 Survival. All of the representations, warranties, covenants and obligations in this Agreement and the various disclosure schedules referred to herein, the supplements to such disclosure schedules, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing (subject to the provisions contained in Section 11.4 below or any applicable
                                        ------------
statute of limitations). The right to indemnification, payment of the amount of Adverse Consequences or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

     11.2 Indemnification for Benefit of the Buyer. The Selling Shareholder will indemnify and hold harmless the Buyer, the Company, and their respective representatives, stockholders, controlling persons, and Related Persons (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any Adverse Consequence arising, directly or indirectly, from or in connection with:

          (a) any breach or Threatened breach of any representation or warranty made by the Selling Shareholder in this Agreement or any other certificate or document delivered by the Selling Shareholder pursuant to this Agreement;

          (b) any breach or Threatened breach of any representation or warranty made by the Selling Shareholder in this Agreement as if such representation or warranty were made on and as of the Closing Date;

          (c) any breach or Threatened breach by any Selling Shareholder of any covenant or obligation of such Selling Shareholder in this Agreement;

          (d) any of the items listed on Schedule 11.2(d); or
                                     ----------------

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Selling Shareholder or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 11.2 will not be exclusive of or limit any
                              ------------
other remedies that may be available to Buyer or the other Indemnified Persons.

     11.3 Indemnification Provisions for Benefit of the Selling Shareholder. The Buyer agrees to indemnify and hold harmless the Selling Shareholder for, and will pay to Selling Shareholder the amount of, any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or breach alleged by a third party) of any of Buyer's representations, warranties, and covenants contained herein; provided, however, the Buyer shall not be liable for any decrease in the value of the Master Graphics Shares unless Selling Shareholder has a remedy separate from this indemnification under state and federal securities laws.

     11.4 Time Limitations. The Selling Shareholder will have no Liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those set forth in Section 4.2, Section 4.12,
                                                -----------  ------------
Section 4.15, Section 4.17 or Section 4.20(h), unless on or before the second
------------  ------------    ---------------
(2nd) anniversary of the Closing Date, the Buyer notifies the Selling Shareholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer; a claim with respect to
Section 4.2, Section 4.12, Section 4.15 or Section 4.17 or a claim for
-----------  ------------  ------------    ------------
indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date may be made at any time within the applicable statute of limitations; and a claim with respect to the representation and warranty set forth in Section 4.20(h) may be made at any time. The Buyer will have no
         ---------------
Liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before second (2nd) anniversary of the Closing Date the Selling Shareholder notifies the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Selling Shareholder.

     11.5 Limitation on Amount -- Selling Shareholder. The Selling Shareholder will have no Liability (for indemnification or otherwise) with respect to the matters described in Section 11.2 until the total of all Adverse Consequences
                     ------------
with respect to such matters exceeds ***, and then with respect to Adverse Consequences in excess of *** but less than ***, Selling Shareholder shall be responsible for half of each dollar in excess of *** but less than ***, and then with respect to Adverse Consequences in excess of ***, Selling Shareholder shall be responsible for such amounts. Further, Selling Shareholder will have no Liability (for indemnification or otherwise) with respect to the matters described in Section 11.2 in excess of ***. However, this Section 11.5 will
             ------------                                 ------------
not apply to any breach (or alleged breach) of any of the Selling Shareholder's representations and warranties of which the Selling Shareholder had actual knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach (or Threatened breach) of the Selling Shareholder of any covenant or obligation, and the Selling Shareholder will be liable for all Adverse Consequences suffered by the Buyer or the Company with respect to such breaches.

     11.6 Limitation on Amount -- the Buyer. The Buyer will have no Liability (for indemnification or otherwise) with respect to the matters described in
Section 11.3 until the total of all Adverse Consequences with respect to such
------------
matters exceeds ***, and then with respect to Adverse Consequences in excess of *** but less than ***, Buyer shall be responsible for half of each dollar in excess of *** but less than ***, and then with respect to Adverse Consequences in excess of ***, Buyer shall be responsible for such amounts. Further, Buyer will have no Liability (for indemnification or otherwise) with respect to the matters described in Section 11.3 in excess of ***. However, this Section 11.6
                     ------------                                 ------------
will not apply to any breach of any of the Buyer's representations and warranties of which the Buyer had actual knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Buyer of any covenant or obligation.

*** This material has been omitted pursuant to a request for confidential treatment and the material has been separately filed with The Secretary of the Securities and Exchange Commission.

     11.7  Procedures for Indemnification.

          (a) Claims Against the Selling Shareholder.  Except as set forth in
Section 11.8, the Selling Shareholder shall not be required to pay the amount of
------------
any Adverse Consequences suffered by the Buyer until the procedures set forth in this Section 11.7 are followed. The Buyer shall give timely notice (a "Claim
     ------------
Notice") to the Selling Shareholder specifying in reasonable detail the nature and dollar amount of any claim (an "Indemnification Claim") it may have under this Article 11. The Buyer may make more than one claim with respect to any
     ----------
underlying state of facts. If the Selling Shareholder give notice to the Buyer by certified mail, return receipt requested disputing any Indemnification Claim (a "Counter Notice") within ten (10) days following receipt by the Shareholders of the Claim Notice, such Indemnification Claim shall be resolved as provided in
Section 11.7(b).  If no Counter Notice is received by the Buyer within such 10-
---------------
day period, then the dollar amount of damages claimed by the Buyer as set forth in the Claim Notice shall be deemed established for purposes of determining liability for indemnification under this Article 11 and, at the end of such 10-
                                         ----------
day period, the Buyer shall be entitled to recover all amounts set forth in the Claim Notice.

          (b) Resolution of Disputes. In the event the Selling Shareholder delivers a Counter Notice, within ten (10) days after the Selling Shareholder's delivery of the Counter Notice, a panel of three (3) arbitrators selected from a pool of arbitrators made available by the American Arbitration Association shall be appointed. One arbitrator shall be selected by the Selling Shareholder, one arbitrator shall be selected by the Buyer, and one arbitrator shall be selected by the first two (2) arbitrators. Within ten (10) days after the appointment of the third arbitrator, each party shall state in writing its position concerning the dispute supported by reasons therefor with copies delivered to the arbitrators. If either party fails to timely submit its position, the position submitted by the other party shall be deemed correct and the arbitration shall be deemed concluded. The parties shall then have ten (10) days to respond to the position of the other party with copies delivered to the arbitrators. The arbitrators shall select which of the two proposed positions most closely approximates their determination of the correct position. The position they choose as most closely approximating their determination shall constitute the decision of the arbitrators and be final and binding upon the parties. The arbitrators shall attempt to decide the issue within ten (10) days after their receipt of the proposed positions. The unsuccessful party in such arbitration shall bear all expenses of such arbitration, including the reasonable attorneys' fees and costs of the prevailing party. The arbitration shall be conducted pursuant to the rules of the American Arbitration Association and in a manner consistent with the Uniform Arbitration Act as adopted by the State of Illinois and shall take place in Chicago, Illinois. Each Party agrees that a final award in any arbitration so brought shall be conclusive and judgment thereon may be entered and enforced by any court of competent jurisdiction.

     11.8  Procedure for Indemnification--Third Party Claims

           (a) Promptly after receipt by an indemnified party under this Article
                                                                         -------
11 of notice of the commencement of any Proceeding against it, such indemnified
--
party will, if a claim is to be made against an indemnifying party under this
Article 11, give notice to the indemnifying party of the commencement of such
----------
claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

           (b) If any Proceeding referred to in Section 11.8(a) is brought
                                                ---------------
against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 11 for any
                                                            ----------
fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) The Selling Shareholder and Buyer hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Selling Shareholder with respect to such a claim anywhere in the world.

     11.9 Other Indemnification Provision. The Selling Shareholder hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a shareholder, director, officer, employee, or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Selling Shareholder (whether such action, suite, proceeding, complaint, claim, or demand is pursuant to the Agreement, applicable law, or otherwise).

                                  Article 12.
                                 Miscellaneous.
                                 --------------

     12.1 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. Each of the parties submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

     12.2 Successors and Assigns; No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld, except that the Buyer may assign any of its rights under this Agreement to any Subsidiary of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     12. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant to this Agreement at the Closing constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, and supersede all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     12.4 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, by telecopier or by national overnight delivery service, and addressed to the intended recipient as set forth below:

        If to the Selling Shareholder:    Copy to:

        David P. Bornhoeft                John Huntington
        280 Maple Row                     McBride, Baker & Coles
        Northfield, Illinois 60093        One Mid America Plaza, Suite 1000
        Facsimile: (847) 446-5883         Oakbrook Terrace, Illinois  60181
                                          Facsimile: (630) 954-2112

        If to the Buyer:                  Copy to:

        John P. Miller                    John A. Good, Esq.
        Master Graphics, Inc.             Baker, Donelson, Bearman & Caldwell
        6075 Poplar Avenue, Suite 401     165 Madison Ave, Suite 2100
        Memphis, Tennessee 38119          Memphis, Tennessee 38103
        Facsimile: (901) 685-3600         Facsimile: (901) 577-2303

Any notice given in the manner aforesaid shall be deemed to have been served, and shall be effective for all purposes hereof (a) if sent by registered or certified mail, on the earlier of the second day following the day on which it is posted or the date of its receipt by the party to be notified, (b) if sent by telecopier, the day actually received as evidenced by a written receipt of transmission and (c) if sent by overnight delivery service, the day after such notice has been delivered by the party to said service. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     12.5 Delays or Omissions; Remedies Cumulative. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of another Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any Consent of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A signature on a counterpart may be a facsimile or an electronically transmitted signature, and such signature shall have the same force and effect as an original signature.

     12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     12.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     12.9 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. All plural nouns and pronouns shall be deemed to include the singular case thereof where the context requires, and vice versa. All pronouns shall be gender neutral unless the context otherwise requires. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     12.10 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the Buyer and Selling Shareholder mutually determine. Unless consented to by the Buyer in advance or required by Applicable Law, prior to the Closing the Selling Shareholder shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Selling Shareholder and the Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and the Buyer will have the right to be present for any such communication.

     12.11 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     12.12 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Buyer will pay the filing fee required under the Hart-Scott-Rodino Act. The Selling Shareholder will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.



     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                              PREMIER GRAPHICS, INC.


                              By: /s/ Lance T. Fair
                                  ----------------------------
                                      Lance T. Fair, Secretary


                              SELLING SHAREHOLDER:


                              /s/ David P. Bornhoeft
                              -----------------------
                              David P. Bornhoeft

                                    JOINDER
                                    -------

     MASTER GRAPHICS, INC. which has been represented by counsel in connection with this transaction, and has read this Agreement and discussed it with counsel, for good and valuable consideration joins in this Agreement for purposes of guaranteeing the payment of the consideration set forth in
Article 2.
---------


DATED: March 15, 1999         MASTER GRAPHICS, INC.


                                    By: /s/ Lance T. Fair
                                        --------------------------------------
                                        Lance T. Fair, Chief Financial Officer